Exhibit 4.6

RESTRICTED UNIT AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Oasis Midstream Partners LP 2017 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Unit Award Agreement, attached as Appendix B (the “Agreement”), OMP GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), hereby grants to the individual listed below (“you” or “Service Provider”) the number of Restricted Units set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Restricted Unit Award (as defined below) is subject to the terms and conditions set forth herein as a well as the terms and conditions set forth in the Agreement and the Plan, each of which is incorporated herein by reference.

Service Provider:

Date of Grant:	, 20 (“Date of Grant”)

Number of Restricted Units Granted:	(the “Restricted Unit Award”)

Vesting Schedule:

The restrictions on the Restricted Unit Award will expire and the Restricted Units granted pursuant to the Agreement will become transferable, except to the extent provided in Section 10 of the Agreement, and nonforfeitable:

Vesting Date	Vesting Percentage of Restricted Unit Award

provided, however, that such restrictions will expire on such dates only if you remain a Service Provider to the Partnership or its Affiliates continuously from the Date of Grant through the applicable vesting date.

Notwithstanding anything to the contrary herein or in the Agreement, if your service relationship with the Partnership or any of its Affiliates is terminated due to your death or Disability, then the Forfeiture Restrictions on the Restricted Unit Award shall immediately lapse, and the Restricted Unit Award will be fully vested as of such termination. For purposes of this Restricted Unit Award, “Disability” shall have the meaning given such term in any employment agreement between you and the Partnership or its Affiliates. Provided, however, that if there is no existing employment agreement between you and the Partnership or its Affiliates, the term “Disability” shall mean your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. The existence of any such Disability shall be certified at the General Partner’s discretion by either the disability carrier of the General Partner or Oasis Petroleum Inc. or a physician chosen by the Partnership, in its sole discretion. In no event will your employment be terminated as a result of Disability, unless otherwise agreed to by you and the Partnership, until the disability carrier or physician chosen by the Partnership (as applicable) certifies that the physical or mental condition can be expected to result in death or can be expected to last for a continuous period of not less than 180 consecutive days and the Partnership has provided you with written notice of termination.

By your signature and the signature of the Partnership’s representative below, you and the Partnership hereby acknowledge receipt of the Restricted Unit Award issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan, the Agreement and this Restricted Unit Award Grant Notice, and you agree to be bound to the terms of each such document.

Additionally, you are consenting to receive documents from the Partnership, the General Partner, and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You acknowledge and agree that (a) you are not relying upon any determination by the Partnership, its Affiliates, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Partnership Parties”) of the Fair Market Value of the Units on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Partnership Parties regarding the tax effects associated with your execution of the Agreement and your receipt, holding and vesting of the Restricted Unit Award, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Partnership Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Unit Award.

Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the Restricted Unit Award for which the restrictions have not lapsed. This election (attached to this Agreement as Exhibit C) must be filed no later than 30 days after the Date of Grant set forth in this Restricted Unit Award Grant Notice. This

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time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the Restricted Unit Award and (b) that timely filing of a Section 83(b) election is your sole responsibility, even if you request the Partnership or its representative to file such election on your behalf.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement.

Note: To accept the Restricted Unit Award, execute this form and return an executed copy to                          (the “Designated Recipient”) by                              , 20        . Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

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OMP GP LLC,
a Delaware limited liability company

By:
Name:
Title:

Accepted by:
[Name of Grantee]

Date:
[Name of Designated Recipient]

Date Received:

Attachments:	Appendix A – Oasis Midstream Partners LP 2017 Long Term Incentive Plan Appendix B – Restricted Unit Award Agreement Appendix C – Section 83(b) Election

SIGNATURE PAGE

TO

RESTRICTED UNIT AWARD GRANT NOTICE

Appendix A

Oasis Midstream Partners LP 2017 Long Term Incentive Plan

A-1

Appendix B

Restricted Unit Award Agreement

B-1

Appendix C

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Units (as defined below) over the amount paid for those Units.

(1)	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social
Security Number:	- -

Taxpayer’s Address:

Taxable Year:	Calendar Year 20

(2)	The property that is the subject of this election is Restricted Units (the “Units”) in Oasis Midstream Partners LP.

(3)	The property was transferred to the Taxpayer on .

(4)	The property is subject to the following restrictions: The Units issued to the Taxpayer are subject to various transfer restrictions and are subject to forfeiture in the event certain employment conditions are not satisfied.

(5)	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $ per Unit.

(6)	The amount paid by the Taxpayer for the property is $0.00.

(7)	The amount to include in gross income is $ .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature

C-1